UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STOKE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

STOKE THERAPEUTICS, INC.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2023

EXPLANATORY NOTE

This proxy statement supplement (this “Supplement”) updates our definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on April 27, 2023 regarding the 2023 Annual Meeting of Stockholders of Stoke Therapeutics, Inc. (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/STOK2023, Tuesday, June 13, 2023 at 9:00 a.m. (Eastern Time). Except as updated by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting. Capitalized terms not defined in this Supplement shall have the meanings set forth in the Proxy Statement. This Supplement, our Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at https://investor.stoketherapeutics.com/financials-and-sec-filings. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as amended by this Supplement. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.

If you have already voted and would like to change or revoke your vote on any proposal, please refer to the disclosure in the Proxy Statement under “Voting Instructions; Voting of Proxies” for instructions on how to do so.

The primary purpose of this Supplement is to correct certain errors and to provide additional information related to disclosure with respect to equity compensation granted to our non-employee directors immediately following our Annual Meeting on June 7, 2022 in the Proxy Statement section titled “Director Compensation”.

Equity Compensation

The second bullet point under the section “Director Compensation” is amended and replaced in its entirety with the following:

•

Equity Compensation. Each non-employee director who continued to serve on our Board of Directors immediately following our Annual Meeting on June 7, 2022, received after such meeting an option to purchase 21,000 shares of our common stock, which grant will vest on the one-year anniversary of the date of the grant, such that the grant will become fully vested and exercisable on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of our stockholders, subject to the director’s continued service on each applicable vesting date.

The fourth paragraph under the section “Director Compensation” is amended and replaced in its entirety with the following:

On June 7, 2022, our Board of Directors approved the grant of annual non-employee director awards following our Annual Meeting in the amount of 21,000 shares, representing a fair market value of approximately $169,140 calculated in accordance with ASC 718, as described in the table below. No other equity awards were granted to our non-employee directors in 2022. In March 2023, after review of the equity portion of the director compensation program, the Board of Directors determined it was appropriate to switch from a target share number to a target dollar value. Each non-employee director who continues to serve on our Board of Directors immediately following our annual meeting of stockholders on June 13, 2023 will receive after such meeting an option to purchase shares of our common stock representing a target grant date fair value of approximately $153,000 as calculated in accordance with ASC 718, which grant will vest on the one-year anniversary of the date of the grant, such that the grant will become fully vested and exercisable on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of our stockholders, subject to the director’s continued service on each applicable vesting date. New directors appointed to the Board of Directors will receive an option to purchase shares of our common stock representing a target grant date fair value of approximately $305,000 as calculated in accordance with ASC 718, which grant will vest in equal amounts on each quarterly anniversary of the date of the grant, such that the grant will become fully vested and exercisable on the three-year anniversary of the date of grant, subject to the director’s continued service on each applicable vesting date.

1